                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

                              [Amendment No.    ]

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             THE MACNEAL-SCHWENDLER CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       THE MACNEAL-SCHWENDLER CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1996

                            ------------------------

To the Stockholders of
THE MACNEAL-SCHWENDLER CORPORATION

    The Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation (the "Company") will be held at 815 Colorado Boulevard, Fifth Floor, Los Angeles, California 90041 on Wednesday, June 12, 1996 at 2:00 p.m., Los Angeles time, for the following purposes:

    1. To elect four directors to Class II of the Company's Board of Directors in accordance with Article III, Section 3 of the Company's By-laws.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of stockholders entitled to receive notice of and vote at the 1996 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

May 1, 1996

                             YOUR VOTE IS IMPORTANT
 STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       THE MACNEAL-SCHWENDLER CORPORATION
                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 12, 1996
                            ------------------------

    Your proxy on the enclosed Proxy Card is solicited by the management of the Company for use at the Annual Meeting of Stockholders (the "1996 Annual Meeting") to be held on June 12, 1996 or at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about May 1, 1996.

    Each properly executed proxy received prior to the 1996 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the election of the nominees for Class II of the Company's Board of Directors named in this Proxy Statement and for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the current fiscal year. As for any other business which may properly come before the 1996 Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxyholders.

    Each stockholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 815 Colorado Boulevard, Los Angeles, California 90041, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the meeting in person and so requests, although attendance at the 1996 Annual Meeting will not in itself constitute a revocation of the proxy.

    The Company will bear the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Card for the 1996 Annual Meeting. The solicitation of proxies for the 1996 Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the meeting, additional solicitation may take place by telephone, telegraph and personal interview by officers and employees of the Company. No such officer or employee will receive additional compensation for such services. The Company will, upon request, reimburse persons holding shares in their names as custodians, nominees or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares. The Company has retained Chemical Mellon Shareholder Services, L.L.C. to assist in the solicitation of proxies on its behalf for a fee of approximately $4,200, plus out-of-pocket expenses.

    The Company has fixed the close of business on April 19, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the 1996 Annual Meeting and any adjournment thereof. Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which 13,451,806 shares were outstanding on April 19, 1996, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of April 19, 1996 must be represented in person or by proxy to constitute a quorum for the 1996 Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the 1996 Annual Meeting.

                           1.  ELECTION OF DIRECTORS

    One of the purposes of the 1996 Annual Meeting is the election of four persons to Class II of the Company's Board of Directors in accordance with
Article III,  Section 3  of  the Company's  By-laws.  Pursuant to  Article  III,
Section 3 of the Company's By-laws, the Board of Directors have set the number of directors on the Board at ten and have divided the Board into three classes, designated Class I, Class II and Class III. Class II presently consists of four directors, Bernard J. Bannan, Thomas C. Curry, Harold Harrigian and

George M. Riordan, all of whom have been nominated to stand for reelection as Directors at the 1996 Annual Meeting to hold office until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified.

    The Company does not contemplate that any of the following nominees will become unavailable prior to the Annual Meeting, but if any such persons should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended to the Board of Directors by the Nominating Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR BERNARD J. BANNAN, THOMAS C. CURRY, HAROLD HARRIGIAN AND GEORGE N. RIORDAN AS DIRECTORS TO HOLD OFFICE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                             NOMINEES FOR DIRECTORS

    At the 1996 Annual Meeting, the term of incumbent directors in Class II will expire and the directors listed below will stand for re-election in accordance with Article III, Section 3 of the Company's By-laws. The directors elected to Class II of the Company's Board of Directors at the 1996 Annual Meeting will serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 1999 and until their respective successors are elected and qualified. The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors standing for re-election at the 1996 Annual Meeting:

                                                                                                            DIRECTOR
         NAME                AGE                                LAST FIVE YEARS                               SINCE
- -----------------------      ---      --------------------------------------------------------------------  ---------
Bernard J. Bannan                75   President and director, Binley,  Inc. (formerly BJB Enterprises),  a  1986 privately  held  investment  management  company,  since  1984. Dr.
                                       Bannan is also a director of Cable Design Technologies, a  publicly held  company (1995 to present). Dr.  Bannan previously served as a director of Fairchild  Space & Defense  Corporation (1989 to  1991)
                                       and Intercole, Inc. (1986 to 1995).
Thomas C. Curry                  51   President  (1994 to present) and  Chief Executive Officer (March 27,  1996*
                                       1996 to present)  of the  Company. Mr. Curry  previously served  as
                                       President  of PDA Engineering (January 1994  to August 1994) at the
                                       time it was  acquired by  the Company,  and as  Vice President  and
                                       General   Manager  of   the  Software  Products   Division  of  PDA
                                       Engineering (1990 to January 1994).
Harold Harrigian                 61   Partner and Director of  the Corporate Finance Department,  Crowell,  1986
                                       Weedon  &  Co., an  investment banking  and securities  firm, since
                                       1984. Mr. Harrigian  also serves as  a director and  member of  the
                                       Audit  and  Compensation Committees  of First  Mortgage Corporation
                                       (1992 to present), and as a director of Community Bank, a privately held company and McGinn Actuaries, a privately held company.
George N. Riordan                62   Managing  Director,  George  Riordan   &  Co.,  investment   bankers  1983
                                       (February 1991 to present); director, Pancho's Mexican Buffet, Inc.
                                       (1993  to present) and  Lewis Galoob Toys,  Inc. (1994 to present).
                                       Mr. Riordan  formerly  was  a  Managing  Director  of  Dean  Witter
                                       Reynolds, Inc., an investment banking firm (1989 to February 1991).

- ------------------------
*In accordance with the By-laws of the Company, Mr. Curry was elected by the Board of Directors on March 27, 1996.

                              CONTINUING DIRECTORS

    The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors who comprise Class I and Class III of the Company's Board of Directors.

    The following Class I directors are currently serving until the 1998 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                            DIRECTOR
         NAME               AGE                                 LAST FIVE YEARS                               SINCE
- ----------------------      ---      ---------------------------------------------------------------------  ---------
Paul B. MacCready               70   Chairman (1971 to present) and  former Chief Executive Officer  (1971  1992 to  1994), AeroVironment, Inc., a  provider of services and products
                                      relating   to    pollution   control,    alternative   energy    and
                                      energy-efficient  vehicles. Dr. MacCready also  serves as a director of National  Education Corporation,  a  publicly held  company.  Dr.
                                      MacCready  previously served as  director of the  Lindbergh Fund and the Museum of Flying. Dr. MacCready  is the creator of the  Gossamer aircraft.
Frank Perna                     58   Chief  Executive Officer and director, EOS, a privately held provider  1994 of power supplies  for electrical equipment  and notebook  computers
                                      (1994  to present).  Mr. Perna also  serves as a  director of Durand
                                      Inc., a privately  held Internet software  company, Software.Com,  a
                                      privately   held  software  company  and   EISI,  a  privately  held
                                      electronics distributor. Mr. Perna previously served as director  of
                                      PDA  Engineering (1990  to 1994)  and was a  member of  the Board of
                                      Directors of PDA  Engineering at  the time  it was  acquired by  the
                                      Company.  Mr.  Perna  was  formerly  President  and  Chief Executive
                                      Officer of MagneTek,  Inc., a publicly  held provider of  electrical equipment  and services to utilities  and industrial customers (1990 to 1993).
Russell F. Henke                55   Vice President  and  General  Manager of  the  Professional  Services  1995*
                                      Division  of Mentor  Graphics Corporation, a  publicly held software company, and  member  of  the Mentor  Graphics  Executive  Operating
                                      Committee  (1994 to  present). Mr.  Henke previously  served as Vice
                                      President and  General Manager  of the  PCB division  of the  Mentor
                                      Graphics Corporation (1990 to 1994).

- ------------------------
*In accordance with the By-laws of the Company, Mr. Henke was elected by the Board of Directors on September 13, 1995.

    The following Class III directors are currently serving until the 1997 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                             DIRECTOR
          NAME                 AGE                                LAST FIVE YEARS                              SINCE
- -------------------------      ---      -------------------------------------------------------------------  ---------
Richard H. MacNeal*                73   Chairman of the Board (1965 to present) of the Company. Dr. MacNeal    1963
                                         previously  served as  President (September 1991  to October 1993)
                                         and Chief  Executive  Officer (1991  to  March 27,  1996)  of  the
                                         Company.
Dale D. Myers                      74   President,  Dale  Myers  and Associates,  an  aerospace  and energy    1990
                                         consulting firm (1989 to present).  Mr. Myers is also director  of
                                         General  Science Corporation, a subsidiary of Science Applications
                                         International Corporation, a privately held aerospace, defense and energy firm (April 1993 to present).
Arthur H. Reidel                   45   President,  Chief  Executive  Officer,  and  director  of  PharSoft    1993
                                         Corporation,  a privately held software corporation (February 1996 to present); Private investor/consultant (March 1995 to  present);
                                         Vice  President, Business Development,  Viewlogic Systems, Inc., a
                                         publicly held  software firm  (October 1994  to March  1995).  Mr.
                                         Reidel  has also served as  President and Chief Executive Officer,
                                         Sunrise Test Systems, Inc.,  a privately-held software firm  (1992 to  September 1994) (Viewlogic Systems, Inc. acquired Sunrise Test
                                         Systems,  Inc.  in   September  1994);   Vice  President,   Weitek
                                         Corporation  (1991 to  1992); and  General Partner,  ABS Ventures,
                                         L.P. (1984 to 1991).

- ------------------------
*Richard H. MacNeal is the father of  Bruce E. MacNeal, a Vice President of  the
 Company.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended January 31, 1996, the Board of Directors held six meetings. The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of the three committees is composed entirely of outside Directors.

    Messrs. Harrigian, Riordan and Reidel sit on the Audit Committee, which held 3 meetings in the fiscal year ended January 31, 1996. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices, and for maintaining a line of communication between the Board and the Company's independent accountants, Ernst & Young LLP. Reports of such meetings are provided to the Board together with any Committee recommendations.

    Dr. Bannan and Messrs. Myers and Riordan comprise the Compensation Committee, which met 3 times in the fiscal year ended January 31, 1996. The Compensation Committee reviews all officers' compensation and recommends to the Board, as necessary, stock options to be awarded, changes in salary or profit sharing, and the amount of yearly bonuses to be awarded to employees.

    Drs. Bannan and MacCready and Messrs. Myers and Perna sit on the Nominating Committee, which met 7 times in the fiscal year ended January 31, 1996. The Nominating Committee is responsible for nominating directors to serve on the Board of Directors of the Company. The Nominating Committee will not consider nominees recommended by the stockholders.

    The Board of Directors also created an Ad Hoc Committee for fiscal 1996. Messrs. Myers, Perna, Riordan, and Reidel were appointed to this committee with the responsibility of reviewing and enhancing corporate development. The Ad Hoc Committee met 3 times in the fiscal year ended January 31, 1996.

    Each director attended at least 75% of the total number of meetings of the Board and committees of which he was a member, except for Mr. Henke, who was only a director for a portion of the year, and Mr. Curry, who was elected to the Board of Directors after the end of fiscal 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 19, 1996 the names, addresses, and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the names and holdings of each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table ("named executive officers") and the holdings of all executive officers and directors as a group:

                                                             AMOUNT BENEFICIALLY
                                                             OWNED AND NATURE OF
                                                                 BENEFICIAL       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNERSHIP (1)      CLASS (2)
- -----------------------------------------------------------  -------------------  -----------
Richard H. MacNeal.........................................        1,438,100            10.7%
815 Colorado Boulevard
Los Angeles, CA 90041
Brinson Partners, Inc......................................          839,300(3)          6.2%
209 South LaSalle
Chicago, IL 60604
The Capital Research and Management Company................          815,000(4)          6.1%
333 South Hope Street
Los Angeles, CA 90071

Bernard J. Bannan..........................................           27,000           *
Harold Harrigian...........................................           19,250           *
Russell F. Henke...........................................                0(5)        *
Paul B. MacCready..........................................           17,000           *
Dale D. Myers..............................................           23,200           *
Frank Perna................................................           12,452           *
Arthur H. Reidel...........................................           14,486           *
George N. Riordan..........................................           19,500           *
Thomas C. Curry............................................          132,721           *
Louis A. Greco.............................................           92,200           *
Bruce E. MacNeal...........................................           65,200           *
Dennis A. Nagy.............................................          134,980           *
All directors and executive officers as a group
 (16 persons)..............................................        2,094,846(6)         15.6%

- ------------------------
  * Holdings represent less than 1% of all shares outstanding.

(1) Except as provided with respect to certain shares held in trust with the person's spouse and as otherwise provided under state community property laws, beneficial ownership is direct, and the person indicated has sole voting and investment power over the shares of common stock indicated. The amounts shown in this column include shares issuable upon (i) conversion of the Company's 7 7/8% Convertible Subordinated Debentures due 2004 (the "Debentures") or (ii) exercise of options which are exercisable on or within 60 days of April 19, 1996, in the following amounts: Richard H. MacNeal, 276,957; Bernard J. Bannan, 16,000; Harold Harrigian, 18,000; Paul B. MacCready, 16,000; Dale D. Myers, 16,000; Frank Perna, 12,452; Arthur H. Reidel, 14,000; George N. Riordan, 18,000; Thomas C. Curry, 131,721; Dennis
    A. Nagy, 123,980; Louis A. Greco, 85,488; and Bruce E. MacNeal, 35,200.

(2) All expressions of percent of class held assume that the Debentures and options, if any, of the particular person or group in question, and no others, have been exercised.

(3) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Brinson Partners, Inc. ("Brinson") in February 1996. Brinson and Brinson Trust Company, an operating subsidiary of Brinson, exercised, as of December 31, 1995, voting power and investment discretion with respect to 615,047 and 224,253 shares, respectively, or a combined total of 6.2% of the Company's outstanding Common Stock.

(4) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by The Capital Group Companies Inc. and Capital Research Management Company in February 1996. Capital Research Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 29, 1995, investment discretion with respect to 815,000 shares, or 6.1% of outstanding shares of the class, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of the above shares.

(5) Mr. Henke was elected by the Board of Directors on September 13, 1995.

(6) Includes 862,555 shares issuable upon exercise of options granted the directors and executive officers of the Company which are exercisable on or within 60 days of April 19, 1996. See footnote 1 above.

                               MANAGEMENT CHANGES

    Effective March 27, 1996, Richard H. MacNeal resigned as Chief Executive Officer of the Company. Dr. MacNeal remains the Chairman of the Board. Thomas C. Curry was appointed to succeed Dr. MacNeal as Chief Executive Officer of the Company. Mr. Curry was also appointed as a director and will continue to serve as President of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table and accompanying notes show for the Chief Executive Officer and the four next highest paid executive officers of the Company as of January 31, 1996, the indicated compensation paid by the Company to such persons during the last fiscal year and, to the extent required by applicable rules, the preceding two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                     AWARDS (1)
                                             ANNUAL COMPENSATION                   --------------
                            -----------------------------------------------------    SECURITIES
                                                                    OTHER ANNUAL     UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL         FISCAL                               COMPENSATION      OPTIONS       COMPENSATION
         POSITION               YEAR      SALARY ($)  BONUS ($)(2)     ($)(3)          (#)(4)          ($)(5)
- --------------------------  ------------  ----------  ------------  -------------  --------------  --------------
Richard H. MacNeal,              1996     $  325,000       59,962        --           105,000          61,511
Chairman and Chief               1995        325,000      121,904        --           103,500          61,546
Executive Officer (6)            1994        315,625       59,386        --           161,457(8)       30,000
Thomas Curry,                    1996        253,007       46,680        --           105,000          45,725
President (6)                    1995(7)      72,930       46,886        --           130,000           8,111
Dennis A. Nagy,                  1996        210,000       38,745        --            30,000          38,512
Senior Vice President,           1995        210,000       78,769        --            65,000          36,546
Operations                       1994        193,542       36,105        --            51,000(8)       21,574
Louis A. Greco,                  1996        191,666       35,362        --            55,000          34,595
Chief Financial Officer          1995        185,000       69,631        --            45,000          33,546
                                 1994        181,250       34,172        --            37,488(8)       23,028
Bruce E. MacNeal,                1996        140,802       25,978        --            30,000          24,366
Vice President                   1995(7)     132,812       --                          25,000          16,374

- ------------------------
(1) The Company did not make any payments or awards that would be classifiable under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable Securities and Exchange Commission ("SEC") disclosure rules.

(2) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(3) The amounts included in this column for each of the named executive officers do not include the value of certain perquisites which in the aggregate did not exceed the lower of $50,000 or 10% of each named executive's aggregate fiscal 1994, 1995 or 1996 salary and bonus compensation.

(4) Unless otherwise noted, represents shares of stock underlying options granted under the 1991 Plan. There were no individual grants of stock options in tandem with stock appreciation rights ("SAR's") or freestanding SAR's made during the fiscal years ended January 31, 1994, 1995 or 1996 to the above-named executive officers.

(5) Unless otherwise noted, the amounts shown constitute Company contributions on behalf of the named individuals to (i) The MacNeal-Schwendler Corporation Profit Sharing Plan ("PSP") and (ii) The MacNeal-Schwendler Corporation Supplemental Retirement and Deferred Compensation Plan ("SERP") in the following amounts: Richard H. MacNeal -- 1996: $19,012 to PSP, $42,500 to SERP; 1995: $19,046 to PSP, $42,500 to SERP; 1994: $30,000 to PSP, $0 to
    SERP; Thomas Curry -- 1996: $19,012 to PSP, $26,714 to SERP; 1995; $5,275 to
    PSP, $2,836 to  SERP; Dennis A.  Nagy --  1996: $19,012 to  PSP, $19,500  to
    SERP;  1995: $19,046 to  PSP, $19,500 to  SERP; 1994: $21,574  to PSP, $0 to
    SERP; Louis A. Greco -- 1996: $19,012 to PSP, $15,584 to SERP; 1995: $19,046
    to PSP, $14,500 to SERP; 1994: $23,028 to PSP, $0 to SERP; Bruce E. MacNeal -- 1996: $17,403 to PSP, $6,964 to SERP; 1995: $16,374 to PSP, $0 to SERP.

(6) Dr. MacNeal resigned as Chief Executive Officer of the Company on March 27, 1996 and was succeeded by Mr. Curry. See "Management Changes" above.

(7) Thomas Curry and Bruce E. MacNeal were appointed executive officers of the Company in fiscal 1995.

(8) Includes 6,000 shares of stock underlying options granted under the Company's now expired 1983 Incentive Stock Option Plan for Key Employees.

    OPTION  GRANTS.    The  following  table  sets  forth  certain   information
concerning stock options granted to the named executive officers for fiscal year 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS
                                               ---------------------------------------------------------------------
                                                                    PERCENT OF TOTAL
                                                                    OPTIONS GRANTED                                    GRANT DATE
                                                    OPTIONS         TO EMPLOYEES IN        EXERCISE       EXPIRATION     PRESENT
NAME                                           GRANTED (#) (1)(2)   FISCAL YEAR 1996   PRICE ($/SH) (3)      DATE       VALUE ($)
- ---------------------------------------------  ------------------   ----------------   ----------------   ----------  -------------
Richard H. MacNeal...........................        5,000(4)               1%            $    15.375     12/6/2000   $   18,150(5)
                                                   100,000(6)              15%                 15.375     12/6/2005      418,000(7)
Thomas Curry.................................        5,000(4)               1%                 15.375     12/6/2000       18,150(5)
                                                   100,000(6)              15%                 15.375     12/6/2005      418,000(7)
Dennis A. Nagy...............................        5,000(4)               1%                 15.375     12/6/2000       18,150(5)
                                                    25,000(8)               4%                 15.375     12/6/2005      104,500(7)
Louis A. Greco...............................        5,000(4)               1%                 15.375     12/6/2000       18,150(5)
                                                    50,000(8)               8%                 15.375     12/6/2005      209,000(7)
Bruce E. MacNeal.............................        5,000(4)               1%                 15.375     12/6/2000       18,150(5)
                                                    25,000(8)               4%                 15.375     12/6/2005      104,500(7)

- ------------------------
(1) Unless otherwise noted, represents options to purchase shares of Common Stock granted on December 6, 1995 under the 1991 Plan that become exercisable one year after the date of grant. Options under the 1991 Plan are nontransferable other than by will or the laws of descent and distribution or certain exceptions under Rule 16b-3 of the Securities Exchange Act of 1934. Options are exercisable only during an optionee's term of employment, and for three months after termination of employment if as a result of permanent disability or retirement or resignation approved by the Board. Vesting may be accelerated in certain events related to changes in control of the Company, unless the Compensation Committee, prior to such change in control, determines otherwise. Under the terms of the 1991 Plan, the Compensation Committee retains discretion, subject to limits in the 1991 Plan, to modify the terms of outstanding options and to regrant and reprice options. The 1991 Plan is administered by the Compensation Committee of the Board.

(2) The 1991 Plan provides, under certain circumstances, for the grant of "reload options" if an optionee uses already-owned shares of Common Stock to pay for the exercise of any options. The reload provision permits the grantee the right to purchase the same number of shares of the Company's common stock as the grantee used to exercise any options at an exercise price equal to the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload relates.

(3) Options granted at an exercise price equal to the fair market value on the date of grant.

(4) Incentive stock options.

(5) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 4.5%, the expected volatility is 0.28 and the expected term is five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(6) Nonqualified stock options.

(7) Grant Date Present Value determined under Black-Scholes Valuation Method. The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 4.5%, the expected volatility is 0.28 and the expected term is ten years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(8) Represents nonqualified stock options to purchase shares of Common Stock granted on December 6, 1995 under the 1991 Plan that are exercisable in installments, with 25% of the options becoming exercisable one year after the date of grant and with an additional 25% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

    OPTION EXERCISES. The following table sets forth information regarding stock options exercised by the named executive officers during fiscal 1996 and the value of in-the-money unexercised options held by the named officers as of January 31, 1996.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES        VALUE OF UNEXERCISED
                                                                           UNDERLYING            IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS     OPTIONS AT FY-END
                                                                          AT FY-END (#)             ($)(1)
                                                             VALUE     -------------------  -----------------------
                                          SHARES ACQUIRED   REALIZED    EXERCISABLE (E)/       EXERCISABLE (E)/
NAME                                      ON EXERCISE (#)     ($)       UNEXERCISABLE (U)      UNEXERCISABLE (U)
- ----------------------------------------  ---------------  ----------  -------------------  -----------------------
Richard H. MacNeal......................         0                 0     276,957/105,000           327,600/0
Thomas Curry............................         0                 0     130,000/105,000           450,000/0
Dennis A. Nagy..........................       4,000          12,500(2)   122,000/30,000           223,750/0
Louis A. Greco..........................         0                 0      85,488/55,000            142,675/0
Bruce E. MacNeal........................        300            1,350(3)    35,200/30,000           85,150/0

- ------------------------
(1) Based on the closing price of the Company's Common Stock on January 31, 1996 ($14.125 per share) minus the exercise price of "in-the-money" options.

(2) Based on the closing price of the Company's Common Stock on January 31, 1996 ($14.125 per share) minus the exercise price of the exercised options.

(3) Based on the price at which Dr. MacNeal sold the shares on December 5, 1995 ($15.125 per share) minus the exercise price of the exercised options.

    SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the named executive officers as well as with certain other key employees. These severance agreements provide that, if the Company or the employee terminates the employee's employment with the Company (other than as a result of death or disability) for any reason within two years after a change of control of the Company, the employee will receive a severance payment. Under the severance agreements, a change in control is defined to include the following transactions unless approved by a majority of the Board of Directors: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the election in a contest for election of a majority of the Board of Directors who were not directors prior to such contest, (iii) the stockholders approve the dissolution or liquidation of the Company, (iv) the stockholders approve a merger, consolidation or other reorganization of the Company, as a result of which less than 50% of the outstanding voting securities of the resulting entity are owned by former stockholders of the Company, or (v) the stockholders approve the sale of all or substantially all of the assets of the Company to a person or entity which is not a subsidiary of the Company. The amount of such severance payment, for each of the named executive officers with severance agreements, will be a cash payment of two and one-half times the average of the last five years of such employee's total cash compensation. Other key employees with severance agreements (totaling 86 employees) will receive at least one times the average of the last five years of such employee's total cash compensation, provided the employee has been employed by the Company at least five years, increasing ratably to a maximum of two times the average of the last five years of such employee's total cash compensation if employed by the Company for ten years or more. The severance payments will be reduced to the extent any payment is not deductible by the Company for federal income tax purposes under Section 280G of the Code. The severance agreements are automatically renewed annually unless the Company gives written notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change of control of the Company.

    SEPARATION AGREEMENT. The Company has entered into a Separation Agreement with Thomas Curry which provides for certain payments to Mr. Curry upon his termination of employment with the Company. If Mr. Curry resigns his position, dies or otherwise terminates his employment with the Company, or if the Company terminates Mr. Curry's employment for "cause," Mr. Curry receives the pro rata share of his base salary then in effect plus any accrued vacation time. "Cause" includes dishonesty, fraud, theft, embezzlement, conviction of a misdemeanor involving moral turpitude or of any felony, failure to perform duties in a manner satisfactory to the Board of Directors after being advised in writing of a performance deficiency, unauthorized absence from work for a period of five or more consecutive work days, violation of Company policy or procedure, inability to perform the essential functions of the job for a period of 180 days due to any physical or mental disability, competing with the Company while in its employ, or violation of the terms of a non-disclosure agreement signed by Mr. Curry upon his employment. If the Company terminates for reasons other than "cause," the Company must continue to pay Mr. Curry the base salary he was receiving at the time of termination for a period of 18 months from the effective date of the termination. The Company must also continue Mr. Curry's participation in the Company's health benefit plans for up to eighteen months after the termination date and reimburse Mr. Curry's outplacement fees (up to $35,000). The Separation Agreement also requires the Company in such circumstances to amend 70,000 options previously granted to Mr. Curry under the 1991 Plan to allow (i) full vesting as of the termination date and (ii) exercise of those options for a period of twelve months from the termination date.

    The 1991 Plan provides, under certain circumstances, for options to vest upon a change in control. See "Compensation of Executive Officers -- Option Grants in Last Fiscal Year."

                              CERTAIN TRANSACTIONS

    In connection with Thomas Curry's promotion to Chief Executive Officer and in order to facilitate Mr. Curry's relocation of his primary residence closer to the Company's headquarters, the Company has agreed to provide Mr. Curry with a real estate loan in an amount up to $250,000. Mr. Curry is not obligated to borrow from the Company and the Company is not required to provide Mr. Curry with a loan until and unless Mr. Curry decides to relocate his primary residence. In addition, Mr. Curry's promotion to Chief Executive Officer was not conditioned upon relocation of his residence. In the event Mr. Curry seeks to exercise this loan, such loan will be advanced upon, and used solely for, the down payment of a new residence. The loan, if made, would be secured by a deed of trust on his new residence. The proposed loan would be interest-bearing and such interest would be payable monthly with all principal due five years after the date the loan is executed.

                           COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company are paid $12,500 per year, $1,550 per Board meeting attended, and $775 per committee or telephone meeting attended.

    The Company does not additionally compensate employee directors. All other directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties. Expense reimbursement typically includes transportation costs and, when required, overnight hotel expenses for those directors who reside outside the Los Angeles metropolitan area.

    Messrs. Reidel and Myers also perform ad hoc consulting services to the Company on an informal basis. In fiscal 1996, the Company paid Mr. Reidel $6,000 and Mr. Myers $7,000 (plus reimbursement of each director's expenses) pursuant to such arrangements.

    On June 10, 1992, the stockholders approved the 1991 Plan, including the Non-Employee Director Program. The Non-Employee Director Program provides for option grants to members of the Board of Directors who are not officers or employees of the Company or its subsidiaries. Upon stockholder approval, each eligible director received a non-discretionary grant of nonqualified stock options for the purchase of 2,000 shares of the Common Stock at an exercise price of $8.00 per share. On June 14, 1995, the stockholders approved an amendment to the 1991 Plan (the "Amendment"). The Amendment provides that each non-employee director receive an annual grant of options to purchase 3,000 shares of the Common Stock on the first business day of each calendar year. There was a grant as of the first business day in calendar 1996 at an exercise price of $15.875. Subsequent grants will occur on such day in each subsequent year through 2001. All options granted under the Plan become exercisable in full 12 months after the award date and expire on the fifth anniversary of the award date. Vesting may be accelerated in certain events related to changes in control of the Company. The purchase price payable upon the exercise of a director's option equals the fair market value of the Common Stock on the award date. In addition, on March 15, 1995, each current non-employee director, except Mr. Henke (see below), received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock pursuant to the Amendment at an exercise price of $12.50. On September 13, concurrent with his election to the Board of Directors, Mr. Henke received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock pursuant to the Amendment at an exercise price of $19.375.

    A maximum of 500,000 shares of Company Common Stock may be issued upon the exercise of options under the Non-Employee Director Program.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING REPORT ON EMPLOYEE COMPENSATION. SUCH REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors reviews and establishes the general compensation policies of the Company, and administers the Company's various compensation plans, including its stock option plans and annual salary and bonus plans.

    Each year, the Committee undertakes a comprehensive review of the compensation plans and levels of compensation of the Company's Chief Executive Officer and the other senior executive officers of the Company. The purposes of this review are to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. In undertaking this review, the Committee considers the compensation levels of the Company's executive officers in light of the performance of the Company over the past fiscal year and other historical periods, the performance of certain other relevant companies and the level of compensation paid to the executive officers of each of the other relevant companies. No particular weighting is given to the various factors. Other relevant companies include a diversified group of publicly traded high technology software companies providing similar products and services, but not every company in the S&P Software/Computer Services Index. Performance measures for the Company and relevant companies reviewed by the Committee include return on equity and cash flow return on sales.

    Members of the Committee review this information as well as compensation surveys provided by various compensation consulting firms. Based upon extensive discussions and a thorough review of the available data, the Committee determines the annual salaries of the Chief Executive Officer and of the Company's other senior executive officers, the performance targets and bonus levels, and stock option award levels. The decisions made in calendar 1995 by the Committee resulted in rankings for senior executives, including the Chief Executive Officer, within an approximate range of 50th to 75th percentile, as to cash compensation, even though the Committee did not adopt a policy of targeting specific compensation percentile rankings against a peer group of executives.

    The compensation policy of the Company, which is endorsed by the Committee, is that a significant portion of the compensation of upper management should be contingent upon the performance of the Company, and/or the individual contributions of each senior manager. As a result, the annual compensation of all executive officers includes a bonus component subject to Company performance. Performance is measured against the annual budgeted operating income before the effects of capitalized software. A significant portion of senior executive officers' compensation is therefore considered to be "at risk." Compensation of all senior executive officers is also reviewed with the Board. For the Chief Executive Officer and all other senior officers, approximately 37% of total expected compensation is at risk.

    BASE SALARY. The base salary of Dr. Richard MacNeal, who served as Chief Executive Officer of the Company during fiscal 1996, was set at $325,000 per annum and was determined by the Committee in connection with the comprehensive review described above. The Committee subjectively considered the Company's performance, the performance of Dr. MacNeal, compensation of CEO's of other relevant companies discussed above and the performance of such companies and the proportion of compensation that would be "at risk" in setting Dr. MacNeal's salary. No particular weighting was given to the various factors, but the Committee strove to achieve fair and reasonable compensation based upon such factors. The base salaries for the period from June 1, 1995 to May 31, 1996 for the remaining senior executive officers were similarly reviewed and set, with consideration also given to the relationship of such salaries to the salary of Dr. MacNeal.

    On March 27, 1996, the Board of Directors appointed Thomas Curry to succeed Dr. MacNeal as Chief Executive Officer. In connection with his appointment as Chief Executive Officer, Mr. Curry's base salary was increased to $275,000 per annum for the period from March 27, 1996 to May 31, 1996. The increase in Mr. Curry's base salary was determined in part by reference to the comprehensive compensation review (described above) conducted in fiscal 1996.

    ANNUAL BONUS. For fiscal 1996, based upon the comprehensive review of other relevant companies described above, the Committee established an expected annual compensation objective for Dr. MacNeal and the other senior executive officers consisting of a base salary component and an incentive component. Under the Company's Executive Bonus Plan, Dr. MacNeal and the other senior executive officers' expected bonus was set at 37.5% of their annual base salary with a range of potential bonus payouts varying from zero to 75% of base salary dependent upon Company performance. The actual bonus earned by Dr. MacNeal and the other senior executive officers in fiscal 1996 amounted to 18% of base salary and was based on the Company's performance for the fiscal year ended January 31, 1996.

    The Company's performance is generally measured for purposes of bonus determination against annual budgeted operating income, before the effects of capitalized software. The annual budget is approved by the Board at the beginning of the fiscal year. Dr. MacNeal's bonus and that of the other executive officers for the next fiscal year is expected to be based 100% upon the performance of the total company as described above.

    STOCK OPTIONS. During fiscal 1996, the Committee authorized all stock option grants under the 1991 Plan. In conjunction with the comprehensive review of Company performance versus the performance of other relevant companies discussed above, in December 1995 the Committee assigned option awards to Dr. MacNeal and other executive officers based on their respective expected fiscal 1996 compensation levels, their individual performance during the 1995 fiscal year, and their length of service with the Company.

    In December 1995, the United States Internal Revenue Service issued final regulations affecting all publicly held United States corporations (the "Regulations") interpreting the statutory limitation on the tax deductibility of compensation in excess of $1 million for certain executive officers. In general, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. However, the Committee will not necessarily limit executive compensation to that which is deductible under the Regulations. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose Board of Directors includes a member of the management of the Company.

                                          Compensation Committee:

                                            Dale D. Myers, Chairman
                                            Bernard J. Bannan
                                            George N. Riordan

                               PERFORMANCE GRAPH

    The following graph provides a five year comparison of cumulative total returns for the Company, the Standard & Poor's Software/Computer Services Index and American Stock Exchange (AMEX) Market Value Index. The comparison covers the five-year period from the first day of the Company's 1992 fiscal year (February 1, 1992) to the last day of the Company's 1996 fiscal year (January 31, 1996) and assumes that $100 was invested at the beginning of the five-year period in the Company's Common Stock and in each index.

                       THE MACNEAL-SCHWENDLER CORPORATION
                            STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 FY 1991    FY 1992    FY 1993    FY 1994    FY 1995    FY 1996
MACNEAL SCHWENDLER CP                 100      85.28     124.11     109.53     100.96     131.22
INDUSTRY INDEX                        100     149.13     186.17     226.15     256.74     392.43
BROAD MARKET                          100     123.29     121.08     144.58     126.18     161.74

    Cumulative total returns assumes reinvestment of dividends on the date such dividends were declared.

    THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

                 2.  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the 1996 Annual Meeting to make such statements as he or she may desire and will be available to answer appropriate questions from stockholders.

    Services provided by Ernst & Young LLP to the Company and its subsidiaries during the fiscal year ended January 31, 1996 included the examination of the Company's consolidated financial statements and consultation on various tax and accounting matters.

    Ratification of the appointment of Ernst & Young LLP will require the affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the 1996 Annual Meeting, assuming the presence of a quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 VOTES REQUIRED

    The nominees for election as directors who receive the vote of a plurality of the shares entitled to be voted at the Annual Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of the votes. Approval and ratification of the appointment of the auditors each requires the vote of a majority of the shares represented at the Annual Meeting and entitled to vote on any matter. A majority of the Company's outstanding shares of Common Stock as of April 19, 1996 must be represented in person or by proxy to constitute a quorum for the 1996 Annual Meeting.

    Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality.

    The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

                                 OTHER MATTERS

                                 OTHER BUSINESS

    The Board of Directors has no present intention of bringing before the 1996 Annual Meeting any matters for action other than those listed in the Notice of Annual Meeting and discussed above in this Proxy Statement, and management is not aware of any matters which may be presented by others. If any other business properly comes before the meeting, however, the proxy confers discretionary authority to vote with respect to such matters, and the persons named in the Proxy Card will vote on such matters, if any, in accordance with their best judgment.

                         PROPOSALS OF SECURITY HOLDERS

    It is expected that the Company's 1997 Annual Meeting will be held on or about June 11, 1997. Stockholders desiring to submit proposals for inclusion in the Company's proxy materials for, and for action at, that meeting will be required to submit them to the Company on or before December 30, 1996 (120 days before April 29, 1997). Any such stockholder proposal must also be proper in form and substance in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to be so included. Proposals should be submitted to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange and to furnish the Company with copies of these reports.

    Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by Reporting Persons for the period February 1, 1995 through January 31, 1996 were made on a timely basis except one report concerning one transaction by Bruce MacNeal and one report concerning one transaction by Edward Stanton, Vice President, Science and Technology, filed subsequent to the applicable due dates.

                         ANNUAL REPORT TO SHAREHOLDERS

    Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 1996. The enclosed Annual Report is included for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material.

                     EXHIBITS TO ANNUAL REPORT ON FORM 10-K

    If any person who was a beneficial owner of Common Stock of the Company on the record date for the 1996 Annual Meeting desires additional information, a copy of the exhibits to the Company's Report on Form 10-K will be furnished upon receipt of a written request and payment of copying charges. The request should identify the person requesting the exhibits as a stockholder of the Company as of April 19, 1996. Requests should be directed to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

                                          By Order of the Board of Directors

                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

May 1, 1996

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                      THE MACNEAL-SCHWENDLER CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF THE MACNEAL-SCHWENDLER CORPORATION

     The undersigned hereby appoints R.H. MacNeal and George N. Riordan, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation to be held on June 12, 1996, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated May 1, 1996 (the "Proxy Statement"), receipt of which is hereby acknowledged by the undersigned.

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE REELECTION OF THE FOUR DIRECTOR NOMINEES AND FOR THE SECOND PROPOSAL.

                                                                   See Reverse
                                                                       Side

- -------------------------------------------------------------------------------
                          s  FOLD AND DETACH HERE  s

                                                          Please mark
- ----------                                                your votes as    X
  COMMON                                                  indicated in
                                                          this example

      The Board of Directors recommends that you vote FOR the nominees on
                        Proposal 1 and FOR Proposal 2

                                 FOR all nominees           WITHHOLD AUTHORITY
                                   listed below                 to vote for
                                (except as marked               all nominees
                              to the contrary below)            listed below

1. The election of the nominees
   for director specified in the
   Proxy Statement to Class II
   of the Board of Directors.            / /                        / /

   Bernard J. Bannan, Thomas C. Curry,
   Harold Harrigian, George N. Riordan

(INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR
     ANY NOMINEE, LINE THROUGH HIS NAME)


                                                     FOR    AGAINST    ABSTAIN
2. Ratification of Accountants. To ratify the
   appointment of Ernst & Young to serve as the
   Company's independent accountants for the
   fiscal year ending January 31, 1997.              / /      / /        / /

3. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters, the undersigned hereby confers discretionary authority.


                                          Dated:_________________________, 1996

                                          _____________________________________
                                          (Please Print Name)

                                          _____________________________________
                                          (Signature of Holder of Common Stock)

                                          _____________________________________
                                          (Signature if Held Jointly)

                                          NOTE: Please sign exactly as your name
                                          is printed. Each joint tenant should
                                          sign. Executors, administrators,
                                          trustees and guardians should give
                                          full titles when signing. Corporations
                                          and partnerships should sign in full
                                          corporate or partnership name by
                                          authorized person. Please mark, sign,
                                          date and return your Proxy promptly
                                          in the enclosed envelope, which
                                          requires no postage if mailed in
                                          the United States.

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                          s  FOLD AND DETACH HERE  s